UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 21, 2020

Gannett Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive McLean, VA	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-854-6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2020, Gannett Co., Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with FIG LLC (the “Manager”), the Company’s external manager and an affiliate of Fortress Investment Group LLC, to provide for the termination of the Amended and Restated Management and Advisory Agreement, dated as of August 5, 2019 (the “Management Agreement”).

In connection with the Termination Agreement, on December 21, 2020, the Company entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture (the “Indenture”) dated as of November 17, 2020, between the Company, certain subsidiaries of the Company (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), governing the Company’s 6% Senior Secured Convertible Notes due 2027 (the “Notes”).  The Supplemental Indenture amends two negative covenants in the Indenture to allow for the execution of the Termination Agreement.

On December 21, 2020, the Company also entered into Amendment No. 5 (the “Amendment”) to its Credit Agreement, dated November 19, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) with Gannett Holdings LLC, as the borrower, Alter Domus Products Corp., as administrative agent and collateral agent, and the lenders party thereto.  The Amendment provides for certain amendments, modifications and waivers to the Credit Agreement to allow for the execution of the Termination Agreement.

Termination Agreement

On December 21, 2020, the Company entered into the Termination Agreement with the Manager to terminate the Management Agreement.  Under the Management Agreement, the operations of the Company are currently managed by the Manager, subject to the supervision of the Company’s Board of Directors (the “Board”).

Under the Termination Agreement, the Management Agreement will terminate effective as of 11:59 p.m., Eastern Time, on December 31, 2020 (the “Effective Date”), except that certain indemnification and other obligations will survive.  In connection with the termination of the Management Agreement, the Company will make a one-time cash payment of $30,375,000 to the Manager (the “Termination Payment”).  In addition, on the Effective Date, all transfer restrictions contained in the Management Agreement on shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) owned by the Manager, or acquired by the Manager upon the exercise of stock options to acquire Common Stock, shall lapse.

As described in the Termination Agreement, the Company intends to extend offers of employment to certain employees of the Manager or its affiliates who provide services to the Company, including the Company’s Chief Executive Officer.  The Manager has agreed to be solely responsible for the payment of all compensation payable to such employees with respect to the period prior to the Effective Date, whether payable prior to or following the Effective Date, including any discretionary cash bonus payment payable in respect of the 2020 calendar year, subject to the Manager’s right to be reimbursed by the Company for such compensation payments to the extent reimbursable pursuant to the Management Agreement.

The Termination Agreement was unanimously approved by a committee of the Board composed entirely of independent and disinterested directors.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Supplemental Indenture

In connection with the Termination Agreement, on December 21, 2020, the Company, the Subsidiary Guarantors and the Trustee executed the Supplemental Indenture, which, among other things, (i) amends two of the negative covenants of the Indenture to allow for the execution of the Termination Agreement and (ii) allows for the payment to the Manager of the Termination Payment.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to the Credit Agreement

In connection with the Termination Agreement, the Company entered into the Amendment, which amended the Credit Agreement to permit (i) the termination of the Management Agreement and (ii) the Termination Payment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Press Release

On December 22, 2020, the Company issued a press release (the “Press Release”) announcing the Termination Agreement and the termination of the Management Agreement.

The foregoing description of the Press Release does not purport to be complete and is qualified in its entirety by reference to the Press Release filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 under the heading “Termination Agreement” is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Offer Letter with Michael E. Reed

On December 21, 2020, the Company entered into an offer letter agreement with Michael E. Reed, pursuant to which, effective as of January 1, 2021 (the “Employment Effective Date”), he will become employed by the Company and continue to serve as the Chief Executive Officer of the Company (the “Offer Letter”).

The Offer Letter provides that Mr. Reed will receive an annual base salary of $900,000 and an annual cash bonus target equal to 110% of his base salary.  The Offer Letter also provides that Mr. Reed will receive an initial grant of performance-based restricted stock units as soon as practicable after the Employment Effective Date that is intended to serve as both a transition award and an annual equity award in respect of the 2021 calendar year, as described in more detail below (the “Initial RSU Grant”), and will be eligible to receive annual equity grants in 2022 and future years as determined by the Company.  The Offer Letter further provides that Mr. Reed will be eligible to participate in the Company’s severance plans applicable to executives generally, as in effect from time to time.

Initial RSU Grant to Michael E. Reed

The Initial RSU Grant will provide that Mr. Reed will be eligible to earn between 500,000 and 2,000,000 shares of the Company’s common stock based on the achievement of stock price goals relating to the Company’s common stock during a three-year performance period that begins on January 1, 2021 and ends on December 31, 2023.  The Initial RSU Grant will provide that if the highest twenty consecutive trading day average price of a share of the Company’s common stock during the performance period is $4.00 per share, then Mr. Reed will be eligible to earn 500,000 shares, and if the highest twenty consecutive trading day average price of a share of the Company’s common stock during the performance period is at least $10.00 per share, then Mr. Reed will be eligible to earn the full 2,000,000 shares, with linear interpolation applied for the achievement of stock prices between $4.00 and $10.00.

The Initial RSU Grant will provide that if Mr. Reed remains employed by the Company through December 31, 2022 (the “First Vesting Date”), then he will vest in the number of shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the First Vesting Date, but not more than 1,000,000 shares.  If Mr. Reed remains employed by the Company through December 31, 2023 (the “Final Vesting Date”), then he will vest in the number of shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the Final Vesting Date, less any shares that vested on the First Vesting Date.

If Mr. Reed’s employment is terminated prior to the Final Vesting Date by the Company without cause or as a result of Mr. Reed’s death or disability, then the Initial RSU Grant will provide that Mr. Reed will vest in a pro-rata portion of the shares that became eligible to vest based on the achievement of the applicable stock price hurdles as of the date of termination, although such amount will not be pro-rated if Mr. Reed’s employment is terminated by the Company without cause following a change in control of the Company.

Item 9.01 Financial Statements and Exhibits.

No.	Description
10.1	Termination Agreement dated as of December 21, 2020, by and between the Company and FIG LLC.

10.2	Supplemental Indenture dated as of December 21, 2020, by and between the Company, the Subsidiary Guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

10.3
Amendment No. 5 dated as of December 21, 2020, to the Credit Agreement dated as of November 19, 2019, among the Company, Gannett Holdings LLC, the lenders party thereto and Alter Domus Products Corp., as administrative agent and collateral agent.

99.1	Press Release dated as of December 22, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2020

GANNETT CO., INC.

/s/ Douglas E. Horne
Douglas E. Horne
Chief Financial Officer